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                               INDENTURE OF TRUST


                                 by and between


                        MEDICAL CAPITAL MANAGEMENT, INC.

                                       and


                       [________________________________]
                                   as Trustee















                           Dated as of [_______], 2000




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



         Reconciliation and tie between Trust Indenture Act of 1939 and Note Issuance and Note Agreement dated as of _______, 2000.


          TRUST INDENTURE ACT SECTION                  NOTE AGREEMENT SECTION
          ---------------------------                  ----------------------

                Section 310(a)(1)                              5.02
                Section 310(a)(2)                              5.02
                Section 310 (b)                                5.02;5.03
                Section 311                                    5.04
                Section 312(a)                                 2.01(C)
                Section 312(b)                                 5.05
                Section 312(c)                                 5.05
                Section 313(a)                                 5.06
                Section 313(b)                                 5.06
                Section 313(c)                                 11.03(B)
                Section 313(d)                                 5.06
                Section 314(a)                                 5.07;11.03(B)
                Section 314(a)(4)                              5.08
                Section 314(c)(1)                              11.04
                Section 314(c)(2)                              11.04
                Section 314(d)                                    11.07
                Section 314(e)                                 11.05
                Section 315(a)                                 5.09(A)
                Section 315(b)                                 8.05
                Section 315(c)                                 5.09(A)
                Section 315(d)                                 11.07
                Section 315(e)                                 11.07
                Section 316(a)                                 11.07
                Section 316(b)                                 6.02;10(I)
                Section 3.17(a)(1)                             8.03(B)
                Section 317(a)(2)                              8.04
                Section 317(b)                                 11.07
                Section 318(a)                                 11.07
                Section 318(c)                                 11.07

----------
NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Note Issuance and Security Agreement.

Attention should also be directed to Section 318(c) of the Trust Indenture Act of 1939, which provides that the provisions of Sections 310 to and including 317 of the Trust Indenture Act of 1939 are a part of and govern every qualified indenture, whether or not physically contained therein.

         (This Table of Contents is for convenience of reference only and is not intended to define, limit or describe the purpose or intent of any provisions of this Note Agreement.)

                                    ARTICLE I

Definitions...................................................................1

                                   Article II

                                      NOTES

Section 2.01.  The Notes......................................................7
Section 2.02.  Registration of and Limitations on Transfer and
                Exchange of Notes............................................10
Section 2.03.  Mutilated, Destroyed, Lost or Stolen Notes....................11
Section 2.04.  Persons Deemed Owners.........................................11
Section 2.05.  Redemption....................................................11

                                   ARTICLE III

                                    SECURITY

Section 3.01.  Grant of Security.............................................13
Section 3.02.  Pledge to Secure Obligations..................................15
Section 3.03.  Collateral Transfers and Other Liens..........................15
Section 3.04.  Sale of Collateral............................................16
Section 3.05.  Responsibilities of Debtor....................................17
Section 3.06.  Continuing Security Interest..................................17
Section 3.07.  Further Assurances............................................17

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

Section 4.01.  Representations and Warranties................................18
Section 4.02.  Replacement of Defective Collateral...........................19

                                    ARTICLE V

                  ACCOUNTS; TRUSTEE; COMMUNICATIONS AND REPORTS

Section 5.01.  Duties of Trustee.............................................20
Section 5.02.  Corporate Trustee Required; Eligibility; Conflicting
                Interests....................................................24
Section 5.03.  Replacement of Trustee........................................24
Section 5.04.  Preferential Collection of Claims Against Debtor..............25
Section 5.05.  Communication by Noteholders with Other Noteholders...........25
Section 5.06.  Reports by Trustee to Noteholders.............................25
Section 5.07.  Reports by Debtor.............................................25
Section 5.08.  Statement as to Compliance....................................26

Section 5.09.  Performance by the Trustee....................................26
Section 5.10.  Indemnity and Expenses........................................27

                                   ARTICLE VI

Section 6.01.  Subordination of Notes to Senior Indebtedness.................28
Section 6.02.  Noteholders' Rights Not Impaired..............................29
Section 6.03.  Acceptance of Subordination by Noteholders....................29

                                   ARTICLE VII

[RESERVED]...................................................................29

                                  ARTICLE VIII

                                     DEFAULT

Section 8.01.  Events of Default.............................................29
Section 8.02.  Noteholder's Direction Upon Default...........................31
Section 8.03.  Remedies......................................................32
Section 8.04.  Trustee May File Proofs of Claim..............................33
Section 8.05.  Notice of Defaults............................................34
Section 8.06.  Trustee May Enforce Claims Without Possession of Notes........35
Section 8.07.  Limitation On Suits...........................................35

                                   ARTICLE IX

                          TERMINATION OF NOTE AGREEMENT

Section 9.01.  Deposit of Payment............................................36
Section 9.02.  Unclaimed Funds...............................................36

                                    ARTICLE X

                   AMENDMENTS AND SUPPLEMENTAL NOTE AGREEMENTS

Section 10.01. General.......................................................36
Section 10.02. Amendment Without Consent of Noteholders......................36
Section 10.03. Amendment With Consent of Noteholders.........................37
Section 10.04. Senior Indebtedness...........................................38
Section 10.05. Notice to Noteholders.........................................38
Section 10.06. Compliance With TIA...........................................38
Section 10.07. Rights of Noteholders Not Impaired............................38

                                   ARTICLE XI

                                  MISCELLANEOUS

Section 11.01. Governing Law.................................................39
Section 11.02. Waiver........................................................39
Section 11.03. Notices.......................................................39
Section 11.04. Certificate and Opinion as to Conditions Precedent............40
Section 11.05. Statements Required in Certificate or Opinion.................40
Section 11.06. Severability..................................................40
Section 11.07. TIA...........................................................41
Section 11.08. Nonliability of Directors; No General Obligation..............41
Section 11.09. Scope Of Debtor's Liability...................................41
Section 11.10. Assignment....................................................41
Section 11.11. When the Debtor May Merge or Transfer Assets..................41

Schedule I     List of Collateral

                      NOTE ISSUANCE AND SECURITY AGREEMENT

         THIS NOTE ISSUANCE AND SECURITY AGREEMENT dated this _____ day of __________ 2000, is made by and between MEDICAL CAPITAL MANAGEMENT, INC., a Delaware corporation (hereinafter referred to as the "Debtor") and ________________, a national banking association duly organized, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the United States, with its principal office located in _______________, as trustee for the benefit of the Noteholders (the "Trustee").

                              W I T N E S S E T H:

         WHEREAS, Debtor has executed and issued, or will execute and issue various series and classes of its secured notes each dated the date of its issuance and denominated with a sequential alphabetical designation beginning with Class A and the series of which are designed sequentially with Roman numerals beginning with Series I

         WHEREAS, the Notes are secured by the collateral pledged pursuant to this Note Issuance and Note Agreement;

         WHEREAS, the Debtor desires to execute this Note Agreement to provide for the issuance, transfer, rollover and exchange of the Notes, and to secure performance of its obligations under the Notes and the other Transactions Documents;

         WHEREAS, this Note Agreement is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are deemed to be incorporated into this Note Agreement and shall, to the extent applicable, be governed by such provisions; and

         WHEREAS, the Trustee has agreed to accept the trusts herein created upon the terms herein set forth.

         NOW, THEREFORE, in consideration of the foregoing premises and for good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Noteholders as follows:

                                   ARTICLE I

                                  DEFINITIONS

         When used herein, the following terms shall have the meanings set forth below:

         "ACCOUNTS" means each of the accounts created pursuant to Section 5.01(b) of this Note Agreement.

         "ACQUISITION  ACCOUNT"  shall mean the Account by that name  created in
Section 5.01(b)(i) of this Note Agreement, including any subaccounts created by the Trustee therein pursuant to this Note Agreement.

         "ADMINISTRATION AGREEMENT" means the agreement entered into as of ________, 2000 between the Administrator and the Debtor concerning the administrative services to be performed by the Administrator with regard to the Receivables, as supplemented and amended.

         "ADMINISTRATOR" means Medical Capital Corporation, Inc., a __________ Corporation, or any other successor approved by the Trustee.

         "AGGREGATE NOTE BALANCE" means, as of any date of determination, the total unpaid principal and accrued and unpaid interest evidenced by all of the outstanding Notes.

         "APPLICABLE NOTES" means (a) in the case of the Notes (Series I) an Event of Default set forth in Section 2.01 of this Note Agreement and (b) the Notes of each other series in the case of an Event of Default with respect to such series as provided in any supplemental Note Agreement relating to the Notes of such series; but in no event shall the term "Applicable Notes" include Notes of more than one series unless there is an Event of Default with respect to such series.

         "APPROVED PAYOR" means (a) any private medical insurance company which at the time of purchase of any Receivable payable by such private medical insurance company, the private medical insurance company [WHICH HAS BEEN ASSIGNED A LONG-TERM DEBT RATING OF [A RATED CLAIMS PAYING ABILITY?] of AA or better by S&P, AA3 or better by Moody's, A or better by A.M. Best or Fitch, or which the Administrator in its opinion certified in writing to the Trustee, otherwise believes is financially suitable; (ii) any Federal or State government sponsored health care program; (iii) large self insured corporations (as determined by the Administrator in its discretion); (iv) health maintenance organizations; and (v) skilled nursing facilities.

         "ASSETS" shall have the meaning set forth in Section 3.01 (b) of this Note Agreement.

         "BUSINESS DAY" means each Saturday and other day of the year on which federally-chartered banking institutions are not required or authorized to close in New York, New York, and in the city in which the principal office of the Trustee is located.

         "BATCH" means a group of Receivables that were acquired on the same date from a single Health Care Provider.

         "COLLATERAL" shall have the meaning set forth in Section 3.01 (c) of this Note Agreement.

         "COLLECTION ACCOUNT" means the account established and maintained pursuant to Section 5.01(b)(iii) of this Note Agreement.

         "DEBTOR"   means   Medical   Capital   Management,   Inc.,  a  Delaware
corporation, or its successors in interest.

         "ELIGIBLE ACCOUNT" means a trust account established with (a) a trust company or depositary institution subject to regulations on fiduciary funds on deposit substantially similar to 12 CFR Section 9.10 (b), or (b) a trust company or depository institution the long-term unsecured debt obligations of which are rated at least "A" by S&P and "A-1" by Moody's (unless rated by only one of S&P and Moody's in which case such rating shall suffice).

         "ELIGIBLE RECEIVABLE" means, as of the date of that it is pledged to the Trustee pursuant to this Note Agreement, any Receivable that:

          (a) an Approved Payor is directly obligated to pay the Receivable, which obligation is valid, binding, and enforceable against the Approved Payor in accordance with its terms except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether a proceeding at law or in equity

          (b) is not subject to any dispute, offset, counterclaim or defense;

          (c) is denominated and payable or in U.S. dollars in the United States and that is acquired by the Debtor pursuant to a Purchase Document;

          (d) constitutes an "account" as defined in the Uniform Commercial Code as in effect in the jurisdiction in which the Debtor is required to perfect a security interest therein;

          (e) with regard to which each of the representations and warranties set forth in Article VI of this Note Agreement is true and correct;

          (f) the Approved Payor of which (other than a Receivable payable by Medicare or Medicaid) has received written notice of the sale of the Receivable to Debtor;

          (g) with regard to which (i) the claim for payment has been submitted to the Approved Payor not more than 180 days prior to the purchase thereof by the Debtor (if the Receivable is part of the first Batch purchased from a Health Care Provider); and

          (h) the claim for payment has been acknowledged by the Approved Payor; and the Approved Payor has received written notice that payments with respect thereto are to be sent solely to a Lock Box Account.

         "EVENT OF DEFAULT" (a) with respect to the Notes (Series I), shall have the meaning set forth in Section 8.01 (a) through (j) of this Note Agreement and
(b) with respect to each other series of Notes shall have the meaning set forth in the supplemental Note Agreement creating such series.

         "FITCH" shall mean Fitch IBCA, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors.

         "HEALTH CARE PROVIDER" means any provider of medical, hospital or dental services, or durable medical equipment, and whose financial condition meets the criteria set forth by the Debtor.

         "INTEREST PAYMENT DATE" means, with respect to an outstanding Note, the tenth Business Day of each month commencing with the tenth Business Day of the month following issuance continuing on each succeeding tenth Business Day of each month until the Note has been repaid in full.

         "LOCK BOX ACCOUNT" means an account established by the Debtor or the Trustee, or the Servicer on behalf of the Debtor, with a bank for the purpose of collecting the proceeds of Receivables as set forth in the Purchase Agreement.

         "MONTHLY ADMINISTRATION FEE" means the monthly fee, payable to Administrator as set forth in the Administration Agreement. The Administrator shall be allowed at its discretion to leave all or any portion of its earned Monthly Administration Fees in the Collection Account until requested by the Administrator.

          "MOODY'S" means Moody's Investors Services, Inc., and its successors.

         "NOTE" is any one of the different classes or series of promissory notes executed and issued by the Debtor substantially in the forms attached hereto pursuant to the terms of this Note Agreement that evidence obligations of the Debtor under this Note Agreement.

         "NOTE (SERIES I)" is any one of the different classes of promissory notes executed and issued by the Debtor pursuant to Section 2.01(d) of this Note Agreement.

         "NOTE AGREEMENT" means this Note Issuance and Security Agreement dated as of __________, 2000 between the Trustee and Debtor, as amended, supplemented or otherwise modified from time to time.

         "NOTEHOLDER" means the Person in whose name a Note is registered on the Note registration books maintained by the Trustee.

         "OBLIGATIONS" has the meaning set forth in Section 3.02 of this Note Agreement.

         "OUTSTANDING" shall mean (a) with respect to a Note, a Note which has been executed and delivered pursuant to this Note Agreement which at such time remains unpaid as to principal or interest, unless provision has been made for such payment pursuant to Section 2.05 of this Note Agreement, excluding Notes which have been replaced pursuant to this Note Agreement and (b) with respect to any other Obligation, the unpaid amount of the Obligation.

         "PERMITTED INVESTMENTS" means any of the following which at the time of investment are legal investments for the Trustee for the moneys proposed to be invested therein and, except with respect to funds in the Acquisition Account, which do not have a stated maturity date beyond the next succeeding Interest Payment date or are payable on demand:

          (a) direct obligations of the United States of America;

          (b) obligations, the payment of the principal of and interest on which, in the opinion of the Attorney General of the United States, is unconditionally guaranteed by the United States;

          (c) interest-bearing time or demand deposits, certificates of deposit or other similar banking arrangements, or investment agreements or guaranteed investment contracts, with a maturity of 12 months or less with any bank, trust company, national banking association or other depository institution, including those of the Trustee (and, with respect to, investment agreements or guaranteed investment contracts, any corporation), provided that, at the time of deposit or purchase such depository institution has commercial paper which is rated "A-1" by S&P, "P-1" by Moody's and "F-1" by Fitch;

          (d) interest-bearing time or demand deposits, certificates of deposit or other similar banking arrangements, or investment agreements or guaranteed investment contracts, with a maturity of 24 months or less, but more than 12 months, with any bank, trust company, national banking association or other depository institution, including those of the Trustee and any of its affiliates (and, with respect to , investment agreements or guaranteed investment contracts, any corporation), provided that, at the time of deposit or purchase such depository institution has senior debt rated "A" or higher by S&P, "P-1" or higher by Moody's and "A" or higher by Fitch, and, if commercial paper is outstanding, commercial paper which is rated "A-1" by S&P, "P-1" by Moody's and "F-1" by Fitch;

          (e) interest-bearing time or demand deposits, certificates of deposit or other similar banking arrangements, or investment agreements or guaranteed investment contracts, with a maturity of more than 24 months with any bank, trust company, national banking association or other depository institution, including those of the Trustee and any of its affiliates (and, with respect to , investment agreements or guaranteed investment contracts, any corporation), provided that, at the time of deposit or purchase such depository institution has senior debt rated "AA" or higher by S&P, "Aa2" or higher by Moody's and "AA" or higher by Fitch and, if commercial paper is outstanding, commercial paper which is rated "A-1" by S&P, "Aa2" by Moody's and "F-1" by Fitch;

          (f) commercial paper, including that of the Trustee and any of its affiliates, which is rated no less than "A-1" by S&P, "P-1" by Moody's and "F-1" by Fitch, and which matures not more than 270 days after the date of purchase;

          (g) bonds, debentures, notes or other evidences of indebtedness issued or guaranteed by any of the following agencies: Federal Farm Credit Banks, Federal Home Loan Mortgage Corporation; Governmental National Mortgage
     Association; Export-Import Bank of the United States; Federal National Mortgage Association; Student Loan Marketing Association; Farmers Home Administration; Federal Home Loan Banks; or any agency or instrumentality of the United States of America which shall be established for the purposes of acquiring the obligations of any of the foregoing or otherwise providing financing therefor;

          (h) a money market mutual fund investing solely in the above listed assets.

         "PERSON" or "PERSONS" means any individual,  corporation,  partnership,
joint  venture,   association,   joint-stock  company,   trust,   unincorporated
organization or government or any agency or political subdivision thereof.

          "PURCHASE AGREEMENT" means each agreement between a Health Care Provider and the Debtor or the Administrator pursuant to which Receivables are acquired from such Health Care Provider.

         "PURCHASE  DOCUMENTS"  means with respect to each Health Care Provider,
(a) with regard to the initial purchase of Receivables from such Health Care Provider, the Purchase Agreement executed by the Debtor and such Health Care Provider, including Exhibit A thereto listing the Receivables to be purchased, along with copies of all security documentation executed in connection therewith, including all: UCC Financing Statements, personal guarantees, bills of sale and powers of attorney and (b) with regard to each subsequent purchase of Receivables from such Health Care Provider, a supplement to the Purchase Agreement listing the additional Receivables to be purchased from such Health Care Provider, along with all additional security documentation executed in connection therewith, including any amendments to previously delivered security documentation.

         "RECEIVABLE" means any right to payment or reimbursement from an Approved Payor, whether constituting an account, chattel paper, instrument or a general intangible, arising from the provision of medical, hospital, or dental services by a Health Care Provider or durable medical equipment to a Health Care Provider [or from the provision of any other legal business product or service performed by any business properly licensed and authorized to offer such product or service for sale] that was (a) acquired by the Debtor with balances in the Acquisition Account or otherwise deposited in or accounted for in the Acquisition Account or otherwise constituting a part of the Collateral or (b) substituted or exchanged for Receivables pursuant to Article IV of this Note Agreement, but does not include Receivables released from the lien of this Note Agreement.

         "REDEMPTION PRICE" means the unpaid principal balance, plus all accrued and unpaid interest thereon to (but excluding) the date set for redemption, of an Outstanding Note (or part thereof) selected for redemption, all as pursuant to Section 2.05 of this Note Agreement. If a Note is issued with original issue discount, the amount payable upon full or partial redemption will be the applicable portion of the amortized face amount on the redemption date. The amortized face amount of such an original issue discount Note will be equal to the issue price plus that portion of the difference between the issue price and the original principal amount of the Note that has accrued at the yield to the maturity of the Note by the redemption date. The amortized face amount of an original issue discount Note will never be greater than its original principal amount.

         "REVENUE" or "REVENUES" means all recoveries of principal, dividends, interest, payments, proceeds, charges and other income or amounts received by the Trustee or the Debtor from or on account of any of the Collateral (excluding any and all interest earned or gain realized from the investment of amounts in any Account) to the extent the Trustee has a first priority lien with respect to such Collateral and, with respect to Collateral as to which the Trustee has a junior priority lien, any such amounts not required to be held and disbursed by the senior lienholder.

         "S&P" means Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies, Inc., and its successors.

         "SENIOR INDEBTEDNESS" has the meaning set forth in Article VI of this Note Agreement.

         "SERVICER" means Medical Tracking Services, Inc. a Nevada Corporation, whose rights and obligations are more fully set forth in the Servicing Agreement.

         "SERVICING AGREEMENT" means the Master Servicing Agreement dated as of ____________ by and among Debtor, Servicer, and Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

         "TIA" means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Note Agreement.

         "TRANSACTION DOCUMENTS" means the Notes, this Note Agreement, the Servicing Agreement, the Lock Box Agreement, the Purchase Documents and any other documents executed in connection therewith.

         "TRUSTEE" means [U.S. TRUST], or its successors in interest.

         "UCC" means the Uniform Commercial Code of the State of _______.

                                   ARTICLE II

                                      NOTES

SECTION 2.01. THE NOTES.

         (a) ISSUABLE IN SERIES; GENERAL TITLE. The Notes may be issued in series as from time to time shall be authorized by the Debtor. With respect to the Notes of any particular series, the Debtor may incorporate in or add to the general title of such Notes any words, letters or figures designed to distinguish that series. Each series shall be designated sequentially with Roman numerals beginning with Series I and each class shall contain a sequential alphabetic designation beginning with Class A.

         (b) TERMS OF PARTICULAR SERIES. The Notes of each series (other than the Notes (Series I) as to which specific provision is made in Section 2.01(d) of this Note Agreement) shall be payable at such place or places, shall mature on such date or dates, shall bear interest at such rate or rates payable in such installments and on such dates and at such place or places and to Holders registered as such, and may be redeemable at such price or prices and upon such terms, all as shall be provided for in the supplemental Note Agreement creating that series. The Debtor may at the time of the creation of any series of Notes or at any time thereafter make, and the Notes of such series may contain, provision for:

          (i) the redemption of all, or of all or any part, of the Notes of such series prior to maturity;

          (ii) a sinking, amortizations improvement or other analogous fund;

          (iii) limiting the aggregate principal amount of the Notes of such series;

          (iv) the exchange or conversion of the Notes of that series, at the option of the Noteholders thereof, for or into new Notes of a different series and/or shares of stock of the Debtor and/or other securities;

          (v) exchanging Notes of that series, at the option of the Noteholders thereof, for other Notes of the same series of the same aggregate principal amount of a different authorized kind and/or authorized denomination or denominations; and/or

          (vi) the appointment by the Trustee of an authenticating agent in one or more places other than the location of the office of the Trustee with power to act on behalf of the Trustee and subject to its direction in the authentication and delivery of the Notes of any one or more series in connection with such transactions as shall be specified in the provisions of this Note Agreement creating such series or in a supplemental indenture;

all upon such terms as the Board of Directors may determine. All Notes of the same series shall be substantially identical in tenor and effect. Each series of Notes, except the Notes (Series I), shall be created by a supplemental Note Agreement authorized by a resolution of the board of directors of the Debtor.

         (c) FORM AND DENOMINATIONS. The Notes of each series shall be in registered form and substantially in the form attached hereto for the Notes (Series I) with such omissions, variations and insertions as are permitted by this Note Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements thereon, as may be required to comply with the rules of any securities exchange or to conform to any usage in respect thereof. The form of the Notes of each series (except the Notes (Series
I)) shall be established by the supplemental indenture creating such series. The Notes of each series shall be distinguished from the Notes of other series in such manner as may be prescribed in the supplemental indenture creating such series. The Notes of each series shall be issued in such denominations as shall be provided in the supplemental indenture creating such series or as the Debtor may determine, except that the Notes (Series I) shall be issued in the denominations provided for in Section 2.01(d) below.

         (d) NOTES (SERIES I). There shall be an initial series of Notes entitled Secured Notes, Series I. The Notes (Series I) shall be issued as various classes of Notes substantially in the forms set forth in Exhibit A hereto. The Notes (Series I) shall be issued in minimum denominations of $5,000 and integral multiples of $1,000 in excess thereof. Each Note (Series I) shall be payable as provided in the form of Note and in this Note Agreement. The Notes (Series I) shall be issued in the maturities and class denominations with interest rates upon the unpaid principal amounts thereof as follows

                                                               ANNUAL
         CLASS (1)            STATED MATURITY               INTEREST RATE
         ---------            ---------------               -------------
          Class A              _______, 2001                    ___ %
          Class B              _______, 2002                    ___ %
          Class C              _______, 2003                    ___ %
          Class D              _______, 2005                    ___ %

         (e) GENERAL TERMS. Notes may be issued by the Debtor with different maturity dates based on the class or series designation for the Notes, but in no event may a Note have a term of less than one year or a term greater than ten years. Interest rates may vary as among the series and classes of Notes, but in no event may any Note in the same class of a series have a different rate of interest. Following execution and delivery of this Note Agreement, a note, on original issue, shall be executed by the Debtor, authenticated by the Trustee and delivered by the Trustee to or upon the order of the Noteholder only after the Trustee's receipt of the Note issuance proceeds equal to the aggregate issue price of the Note. The Notes bear simple interest at their respective stated rates of interest per annum. The interest on a Note will begin to accrue on the date the issuance proceeds for the Note are deposited with the Trustee. The interest will be paid monthly on each Interest Payment Date prior to the maturity date of the Note. The initial interest payment will reflect partial month payments. Interest will be calculated on the basis of 360 day year consisting of twelve 30-day months. If the Trustee holds, in accordance with this Note Agreement, on a date set for redemption or the stated maturity of one or more Notes, money or securities, if permitted hereunder, sufficient to pay in full the Notes to be redeemed on that date, then on and after that date such Notes shall cease to be outstanding and interest, if any, on such Notes shall cease to accrue; provided, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Note Agreement or provision therefor satisfactory to the Trustee has been made.

         (f) Proceeds received by the Trustee from the issuance of a Note shall be distributed by the Trustee as follows:

          (i) To the Debtor's designated underwriter for sales expenses as Debtor directs in writing in amounts not to exceed 10% of such proceeds;

          (ii) To the Acquisition Account, the remaining amount of the proceeds.

         (g) Each Note shall be recorded on the records to be maintained by the Trustee and shall be numbered serially for identification. If the Trustee is not the Note registrar, the Debtor shall cause to be furnished to the Trustee at least semiannually on February 10 and August 10 a listing of Noteholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Noteholders, and the Trustee shall preserve, in as current a form as is reasonably practicable, all such information received by it. Notes bearing the signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Debtor or the trustee shall bind the Trustee. No Notes shall be entitled to any benefit under this Note

Agreement, or be valid for any purpose, unless such Notes shall have been manually authenticated by the Trustee and such manual signature upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. All Notes shall be dated the date of their authentication and delivery.

         (h) Each Note shall bear the following legend and any other legend necessary or appropriate for the purpose of complying with federal and state securities laws:

          "Unless this Note is presented by an authorized representative of the recorded Noteholder, to the Trustee or its agent for recordation of transfer, exchange, pledge or payment, and any Note issued is recorded in the name of the designated holder as stated hereon or such other name as requested by the designated holder or an authorized representative of the designated holder stated hereon, any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof has an interest in this Note."

SECTION 2.02. REGISTRATION OF AND LIMITATIONS ON TRANSFER AND EXCHANGE OF NOTES.

         (a) The Trustee shall cause to be kept at its corporate trust office a Note Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the recordation of Notes and of transfers, pledges and exchanges of Notes as herein provided.

         (b) At the option of the Noteholders, Notes may be surrendered for transfer or exchanged for other Notes in the same series and of the same class in authorized denominations evidencing the same aggregate principal amount, interest rate and maturity upon surrender of the Notes to be transferred or exchanged at the corporate trust office of the Trustee. Upon surrender for recordation of transfer or exchange of any Note at the corporate trust office of the Trustee, the Debtor shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee(s), one or more new Notes in authorized denominations evidencing the same series and class, aggregate principal amount, interest rate and maturity. Each Note presented or surrendered for recordation of transfer, pledge or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Noteholder thereof or the Noteholder's attorney-in-fact duly authorized in writing. Notes delivered upon any such transfer, pledge or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Notes surrendered.

         (c) All Notes surrendered for recordation of transfer and exchange shall be canceled by the Trustee without payment of principal and have no further legal rights or effect.

         SECTION 2.03. MUTILATED, DESTROYED, LOST OR STOLEN NOTES. If (a) any mutilated Note is surrendered to the Trustee who receives evidence to its satisfaction of the destruction, loss or theft of any Note and of the ownership thereof, and (b) there is delivered to the Trustee such security or indemnity as may be required by it to save it and the Debtor harmless, then the Debtor shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor but bearing a number not contemporaneously outstanding. Upon the issuance of any new Note under this Section 2.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any duplicated Note issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership of a like principal amount as if originally issued, whether or not the lost, stolen or destroyed Note shall be found at any time. All Notes surrendered to the Trustee under the terms of this Section 2.03 shall be canceled by the Trustee and delivered to the Trustee for subsequent destruction without liability on the part of either.

         SECTION 2.04. PERSONS DEEMED OWNERS. Prior to due presentation of a Note for registration of transfer, the Trustee and any agent of the Trustee may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payments and for all other purposes whatsoever, and none of the Trustee, nor any agent of the Trustee, shall be affected by notice to the contrary.

SECTION 2.05. REDEMPTION.

         (a) The Debtor, at its option, at any time may redeem one or more of the Outstanding Notes in whole or in part. If the Debtor elects to redeem all or part of any Note, it shall notify the Trustee in writing of the redemption date and the principal amount of Notes to be redeemed. The Debtor shall give the notice to the Trustee provided for in this Section 2.05 in the case of any redemption of the Notes, at least 30 days before the redemption date unless a shorter notice shall be satisfactory to the Trustee.

         (b) If less than all the Notes are to be redeemed, (i) the Debtor shall designate in a writing to the Trustee the Notes or portions thereof to be redeemed or (ii) if the Debtor does not so designate or such method is prohibited by the rules of any securities exchange or quotation system on which the Notes are then listed or quoted, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method the Trustee considers fair and appropriate (as long as such method is not prohibited by the rules of any securities exchange or quotation system on which the Notes are then listed or quoted). The Debtor or the Trustee shall make the selection at least 25 days, but not more than 65 days, before the redemption date from Outstanding Notes not previously called for redemption. The Debtor or the Trustee may select for redemption Notes or portions of the principal amount of Notes that have denominations of $1,000 or larger but only in integral multiples of $1000 of initial principal amounts. If the Trustee designates Notes or portions thereof for redemption, the Trustee shall notify the Debtor promptly of the Notes or portions thereof to be redeemed.

         (c) At least 20 days but not more than 60 days before a redemption date, the Debtor shall mail a notice of redemption by first-class mail, postage prepaid, to each Noteholder of Notes (or portion thereof) to be redeemed. The notice shall identify the Notes to be redeemed and shall state:

          (i) the redemption date;

          (ii) the Redemption Price;

          (iii) the name and address of the Trustee as paying agent;

          (iv) that Notes called for redemption must be surrendered to the Trustee to collect the Redemption Price;

          (v) if fewer than all the Outstanding Notes are to be redeemed, the certificate number and principal amounts of the particular Notes to be redeemed;

          (vi) that interest, if any, on Notes (or portions thereof) called for redemption will cease to accrue on and after the redemption date; and

          (vii) the CUSIP number or numbers for the Notes to be redeemed.

         (d) The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Noteholder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. At the Debtor's request, the Trustee shall give the notice of redemption in the Debtor's name and at the Debtor's expense.

         (e) Once notice of redemption is given pursuant to this Section 2.05, the Notes or portion of the Notes called for redemption become due and payable on the redemption date and at the Redemption Price. Upon the later of the redemption date or the date such Notes are surrendered to the Trustee, such Notes shall be paid at the Redemption Price stated in the notice.

         (f) Prior to 10 a.m., Pacific Standard Time, on the redemption date, the Debtor shall deposit with the Trustee good money sufficient to pay the Redemption Price of all Notes or portion of the Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which prior thereto have been delivered by the Debtor to the Trustee for cancellation, and on or after the redemption date (unless the Debtor shall default in the payment of the Notes at the Redemption Price), interest, if any, on the Notes or portion of Notes called for redemption shall cease to accrue and, except as provided in
Section 11.08 below, to be entitled to any benefit or security under this Note Agreement, and the Noteholders thereof shall have no right in respect of such Notes (or portion thereof) except the right to receive the Redemption Price thereof. The Trustee shall as promptly as practicable return to the Debtor any money, with interest, if any, thereon, not required for that purpose. If such money is then held by the Debtor in trust and is not required for such purpose, it shall be discharged from such trust.

         (g) Upon surrender of a Note that is redeemed in part, the Debtor shall execute and the Trustee shall authenticate and deliver to the Noteholder a new Note Certificate in an authorized denomination equal in principal amount to the unredeemed portion of the Note surrendered.

         (h) Pursuant to this Note Agreement, any amounts held under this Note Agreement which are available to redeem Notes may instead be used by the Trustee to purchase Outstanding Notes at the same times and subject to the same conditions (except as to price) as apply to the redemption of Notes. Any Notes purchased shall be retired by the Trustee and shall no longer be deemed Outstanding hereunder.

                                  ARTICLE III

                                    SECURITY

SECTION 3.01. GRANT OF SECURITY.

         (a) Subject to Section 3.01(b) below, the Debtor, to secure the obligations described in Section 3.02 below, hereby does grant, convey, pledge, transfer, assign and deliver to the Trustee for the equal and proportionate benefit and security of all present and future registered Noteholders a first and prior security interest in, all of the Debtor's right, title and interest in and to the following, whether now or hereafter existing and/or arising or acquired:

          (i) All Receivables, whether eligible or ineligible, that are identified on Schedule I hereto or on subsequent Schedules of Receivables delivered to the Trustee and Servicer in connection with the disbursement of funds from the Acquisition Account by the Trustee to purchase the Receivables shown on such Schedule or the replacement of Receivables that are not Eligible Receivables pursuant to Section 4.02;

          (ii) All collections in respect of such Receivables and all funds as may be held by the Trustee or Servicer from time to time in the Accounts together with all certificates and instruments, if any, from time to time evidencing such Accounts, and funds on deposit and all investments made with such funds, all claims thereunder or in connection therewith, and interest, dividends, moneys, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of any or all of the foregoing;

          (iii) All moneys, cash, credits, contract rights, and other obligations of any kind now or hereafter existing and/or arising out of or in connection with the Receivables and all rights now or hereafter existing in and to all agreements and contracts securing or otherwise relating to any such Receivables;

          (iv) The rights of the Debtor in and to the Purchase Documents including, without limitation, the rights of the Debtor (A) to enforce the Purchase Documents against the respective Health Care Providers and the obligations thereunder and (B) to cause the Health Care Providers to repurchase Receivables purchased under the respective Purchase Document as to which there has occurred a breach of representation, warranty or covenant in accordance with the provisions of the Purchase Documents;

          (v) All of the Debtor's rights, (but not its obligations) under (A) the Servicing Agreement, including any rights (if any) of Debtor in and to Servicer's software programs and billing systems, if any, and (B) the Purchase Documents;

          (vi) The Accounts;

          (vii) All products and proceeds of any and all of the foregoing and, to the extent not otherwise included, all payments under insurance (whether or not the Debtor is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing; and

          (viii) Subject to Section 3.01(b) below, any and all other property, rights and interests of every kind or description that from time to time hereafter is granted, conveyed, pledged, transferred, assigned or delivered to the Trustee as additional security hereunder.

         (b) The Debtor, to secure the obligations described in Section 3.02 below, hereby does grant, convey, pledge, transfer, assign and deliver to the Trustee for the equal and proportionate benefit and security of all present and future registered Noteholders a first and prior or junior security interest in, all of the Debtor's right, title and interest in and to the following, whether now or hereafter existing and/or arising or acquired:

          (i) All of the stock and other tangible and intangible assets, moneys, rights, and properties related to the healthcare industry (including, without limitation, HMO's, PPO's, and third party administrators) that may be purchased by the Debtor from time to time from funds disbursed from the Acquisition Account, which shall be identified on Schedule provided to the Trustee (the "Assets");

          (ii) All collections and distributions in respect of the Assets and all funds as may be held by the Trustee or Servicer from time to time in the Collection Account from collections and distributions in respect of the Assets, together with all certificates and instruments, if any, from time to time evidencing such collections and distributions, and such collections and distributions on deposit and all investments made with such collections and distributions, all claims in connection therewith, and interest, dividends, moneys, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of any or all of the foregoing;

          (iii) All moneys, cash, credits, contract rights, and other obligations of any kind now or hereafter existing and/or arising out of or in connection with the Assets and all rights now or hereafter existing in and to all agreements and contracts securing or otherwise relating to any such Assets; and

          (iv) All products and proceeds of any and all of the assets, moneys, rights, and properties described in Section 3.01(b)(i) above and, to the extent not otherwise included, all payments under insurance (whether or not the Debtor is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

         (c) All of the moneys, rights, and properties described in Sections 3.01(a) and 3.01(b) of this Note Agreement are referred as the "Collateral" unless released from the lien of this Note Agreement pursuant to the terms hereof.

SECTION 3.02. PLEDGE TO SECURE OBLIGATIONS.

         This Note Agreement secures the Notes and enforcement of the payment of the Notes in accordance with their terms, and all other sums payable hereunder or on the Notes (whether now or hereafter existing, whether for principal, interest, fees, expenses or otherwise, whether matured or unmatured, absolute or continent), and for the performance of and compliance with the obligations, covenants, and conditions of this Note Agreement, as if all the Notes at any time outstanding had been executed and delivered simultaneously with the execution and delivery of this Note Agreement (collectively, the "Obligations"); provided however, that pursuant to the terms of supplemental Note Agreement under which a series of Notes is issued, the Assets and Receivables acquired from the proceeds of such series of Notes and the related Collateral can be pledged to secure only that series of Notes and the other related Obligations and not any other series of Notes or related Obligations, in which case Collateral pledged to secure other series of Notes and related Obligations shall not secure the series of Notes issued pursuant to the such supplemental Note Agreement or other related Obligations.

SECTION 3.03. COLLATERAL TRANSFERS AND OTHER LIENS.

         Subject to Section 3.04 below, the Debtor shall not:

         (a) Assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral or any interest therein; or

         (b) Create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral to secure debt of any person or entity, except (i) for the security interest created by this Note Agreement and (ii) with respect to Collateral other than the Receivables, any security interest set forth on the schedule describing the other Collateral provided to the Trustee upon disbursement of funds from the Acquisition Account in connection with the acquisition of the other Collateral.

SECTION 3.04. SALE OF COLLATERAL.

         (a) Collateral may be sold, transferred or otherwise disposed of by the Trustee free from the lien of this Note Agreement and any applicable supplemental Note Agreement at any time pursuant to a written direction from the Debtor, provided that the Trustee receives from the Debtor a writing stating the sale price and the Person to which the Collateral is to be sold or transferred and certifying to the Trustee to the effect that:

          (i) the disposition price is equal to or in excess of the amount disbursed from the Acquisition Account to acquire the Collateral (less any principal amounts received by the Trustee with respect to such Collateral); or

          (ii) the disposition price is lower than the amount disbursed from the Acquisition Account to acquire the Collateral (less any principal amounts received by the Trustee with respect to such Collateral), and (i) the Debtor reasonably believes that the Revenues expected to be received from the remaining Collateral (after giving effect to such disposition) would be at least equal to the Revenues required to timely pay the principal and interest on the Outstanding Notes, or (ii) the Debtor shall remain able to pay debt service on the Notes and make payment on any other Obligations on a timely basis (after giving effect to such sale, transfer or other disposition) whereas it would not have been able to do so on a timely basis if it had not sold, transferred or disposed of the Collateral at such discounted amount, or (iii) the sum of the amounts on deposit in the Accounts (less moneys in any Account which the Debtor, Servicer, or Administrator is then entitled to receive but which has not yet been removed from the Account) plus the principal amount of the Receivables and the fair market value of other Collateral will be at least equal to 100% of the aggregate principal amount of the Outstanding Obligations plus accrued interest after giving effect to such sale, transfer or other disposition.

         (b) The Trustee, following receipt of the foregoing, such other certificates as may be required by this Note Agreement or any applicable supplemental Note Agreement, shall deliver such Collateral free from the lien of this Note Agreement upon the receipt of the purchase price or consideration specified in the written direction from the Debtor.

         (c) Proceeds to be received upon any disposition of Collateral may consist of cash, Permitted Investments, and/or Eligible Receivables. The proceeds shall be deposited by the Trustee into the Acquisition Account.

SECTION 3.05. RESPONSIBILITIES OF DEBTOR.

         (a) If any other Collateral shall be evidenced by a promissory note, other instrument or chattel paper, the Debtor shall promptly deliver possession thereof to the Trustee duly endorsed and accompanied by the duly executed instruments of transfer or assignment.

         (b) The Debtor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Collateral at the location as first specified above or, upon 30 days prior written notice to the Trustee, at such other locations specified in a written notice to the Trustee. The Debtor will hold and preserve its records concerning such Collateral, and will permit representatives of the Trustee and the Noteholders upon reasonable prior notice during normal business hours to inspect and make abstracts from such records relating to the Collateral as well as any contract, other agreements, documents, instruments or chattel paper that relate to the Collateral.

         (c) In order to perfect the Trustee's security interest in the Collateral, the Debtor shall file, or cause to be filed all UCC-1 financing statements, chattel mortgage agreements and other documents with regard to the Collateral in the applicable public recording office.

SECTION 3.06. CONTINUING SECURITY INTEREST.

         This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until payment in full of all Notes, (b) be binding upon the Debtor, its successors and assigns, and
(c) inure to the benefit of the Trustee, the Noteholders, and any participant and their respective successors, transferees, and assigns.

SECTION 3.07. FURTHER ASSURANCES.

         (a) The Debtor agrees from time to time, at Debtor's expense, to promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the trustee may reasonable request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Debtor shall from time to time at Trustee's or the Noteholders' request promptly provide any of them a current, accurate and complete list of all Health Care Providers (and their respective addresses) from whom Debtor has acquired any Receivables. Insofar as any property and/or documents which may be Collateral hereunder, the Debtor will sign and deliver to the Trustee on demand such forms of financing statements as may be required by the Trustee, will pay any related filing fees, and will file, or cause to be filed, such financing statements in the applicable jurisdictions. The Trustee's rights as specified herein or therein shall be in furtherance of and/or in addition to, but not in limitation of, the Trustee's rights under any applicable law.

         (b) The Debtor hereby authorizes the Trustee in connection with the lapse or imminent lapse of any previously filed financing statement to file one or more financing or continuation statements, and amendments thereto, relative to all or part of the then Collateral without the signature of the Debtor where permitted by law. The Debtor agrees to reimburse the Trustee for the expense of any such filings, including its legal fees incurred in connection herewith.

         (c) The Debtor will furnish to the Trustee and the Noteholders, from time to time, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Trustee or the Noteholders may reasonably request, all in reasonable detail.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. REPRESENTATIONS AND WARRANTIES. The Debtor represents and warrants as follows:

         (a) The Debtor owns the Collateral free and clear of any lien, security interest, charge or encumbrance, except (i) for the security interest created by this Note Agreement and any financing statement filed in favor of the Trustee in connection herewith and (ii) with respect to Collateral other than Receivables, any security interest set forth on the schedule describing such other Collateral provided to the Trustee upon disbursement of funds from the Acquisition Account in connection with the acquisition of such other Collateral. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except (i) such as may have been filed in favor of the Trustee relating to this Note Agreement and
(ii) with respect to Assets, such as may have been filed in connection with any security interest set forth on the schedule describing such other Collateral provided to the Trustee upon disbursement of funds from the Acquisition Account in connection with the acquisition of such other Collateral.

         (b) This Note Agreement creates a valid security interest in favor of the Trustee in the Collateral, securing the payment of the Obligations, and all filings have been made that are necessary in any jurisdiction to perfect in favor of the Trustee for the benefit of the Noteholders (i) a first priority security interest in the Receivables and (ii) with respect to other Collateral a first or junior priority security interest as set forth on the schedule describing the other Collateral provided to the Trustee upon disbursement of funds from the Acquisition Account in connection with the acquisition of the other Collateral.

         (c) Except as contemplated by this Note Agreement, no authorization, approval or other actions by, and no notice to or filing with, any governmental authority or regulatory body is required by either (i) for the grant by the Debtor of the security interest granted hereunder or for the execution, delivery or performance of this Note Agreement by the Debtor, or (ii) for the perfection of or the exercise by the Trustee of its rights and remedies hereunder.

         (d) All of the Receivables are "accounts" with the meaning of Article 9 of the Uniform Commercial Code. [CONFIRM]

SECTION 4.02. REPLACEMENT OF DEFECTIVE COLLATERAL.

         (a) Upon discovery by the Debtor or the Trustee of a breach of any of the such representations and warranties in Section 4.01 of this Note Agreement which materially and adversely affects the value of the Collateral or the interest of the Noteholders, or which materially and adversely affects the interests of the Noteholders in the related item of Collateral, the party discovering such breach shall give prompt written notice to the others. The Debtor shall within 90 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, promptly cure such breach in all material respects or (i) if the defective item of Collateral is a Receivable, replace the defective item of Collateral with Eligible Receivables as to which the Debtor is entitled to receive in the aggregate at least as much from the related Approved Payor as under the defective Receivable or (ii) if the defective item of Collateral is not a Receivable, replace it with collateral of substantially equivalent fair market value, or (iii) prepay principal on Outstanding Notes in an amount at least equal to the funds disbursed from the Acquisition Account to purchase the defective item of Collateral.

         (b) It is understood and agreed that the obligations of the Debtor set forth in this Section 4.02 to cure or substitute a defective item of Collateral or prepay Notes constitute the sole remedies of the Trustee and the Noteholders hereunder respecting a breach of the representations and warranties contained in
Section 4.01. Any cause of action against the Debtor relating to or arising out of a material defect in a document relating to Collateral or arising out of a breach of any representations and warranties made in Section 4.01 shall accrue as to any item of Collateral upon (i) discovery of such defect or breach by any party and notice thereof to the Debtor, (ii) failure by the Debtor to cure such defect or breach or replace such defective collateral or prepay Notes as provided in this Section 4.02, and (iii) demand upon the Debtor by the Trustee or a majority of the Noteholders of the aggregate principal amount of then Outstanding Notes to take the actions described in Section 4.02(ii).

         (c) The Debtor shall not have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the prepayment of Notes or replacement of any defective item of Collateral pursuant to this Section or the eligibility of any item of Collateral for purposes of this Note Agreement.

         (d) In connection with a prepayment of Notes or replacement of a defective item of Collateral pursuant to this Section 4.02, the Debtor shall amend and deliver to the Trustee the applicable schedule of Collateral provided to the Trustee to reflect (i) the removal of the applicable item of defective Collateral from the terms of this Note Agreement and (ii) if applicable, the replacement of the defective item of Collateral. Upon the Debtor's compliance with the terms of this Section 4.02, the Trustee shall cause the lien of this Note Agreement and any applicable supplemental Note Agreement to be released with respect to the item of defective collateral and promptly return to the Debtor all documents evidencing the item of defective Collateral.

                                   ARTICLE V

                  ACCOUNTS; TRUSTEE; COMMUNICATIONS AND REPORTS

         SECTION 5.01. DUTIES OF TRUSTEE. In addition to the duties set forth under Section 5.09, the Trustee as trustee for the Noteholders shall:

         (a) NOTES. Authenticate, transfer, exchange and deliver Notes as provided in Article II hereof;

         (b) ACCOUNTS. Establish, maintain and administer the Accounts as follows:

          (i) ACQUISITION ACCOUNT. To (A) deposit net proceeds from the issuance of Notes (after the payment of sales expenses pursuant to Section 2.01(b) hereof) into the Acquisition Account as described in Section 2.01 and moneys transferred to the Acquisition Account from the Collection Fund pursuant to Section 5.01(b)(iii)(C) and (E) below, (B) invest the amounts in the Acquisition Account in Permitted Investments as provided in Section 5.01(d) below, (C) withdraw and transfer as directed in writing (or orally, confirmed in writing) by the Debtor to purchase Eligible Receivables and Assets described on schedules delivered to the Trustee in which the Debtor, the Servicer or Administrator certifies in writing that the Receivables and Assets to be acquired meet the requirements of an Asset or Eligible Receivable, (D) to redeem Notes in accordance with the provisions of this Note Agreement and any supplemental Note Agreement, and (E) if on any Interest Payment Date or upon the maturity of a Note there are not sufficient moneys on deposit in the Collection Account to make the transfers required by Section 5.01(f)(iv) or (v), or both, to timely pay amounts due with respect to the Notes, then, as directed by the Debtor in writing, the Trustee shall transfer from the Acquisition Account to the Collection Account an amount of funds not exceeding the amount of any such deficiency.[IF FUNDS FROM NEW NOTES CAN BE USED TO REDEEM OLD NOTES, THIS SHOULD BE DISCLOSED-CURRENTLY IT IS NOT A PERMISSIBLE USE OF NOTE PROCEEDS]

          Any direction by given by the Debtor pursuant to Section 5.01(b)(i)(C) above shall state that such proposed use of moneys in the Acquisition Account is in compliance with the provisions of this Note agreement. If the Debtor determines that all or any portion of such moneys cannot be so used, then the Debtor may direct the Trustee in writing to redeem Notes in accordance with any supplemental Note Agreement.

          (ii) LOCK BOX ACCOUNT. Moneys collected with respect to Receivables and deposited to the Lock Box Account shall be paid promptly to the Trustee and deposited to the Collection Account.

          (iii) COLLECTION ACCOUNT. To (A) deposit into the Collection Account all Revenues derived from the Collateral, and all other Revenue derived from moneys or assets on deposit in the Acquisition Account and any other amounts to be deposited therein upon receipt of direction from the Debtor in writing (or orally, confirmed in writing by the Debtor) and (B) withdraw amounts pursuant to Section 5.01(f) of this Note Agreement.

         (c) DEBTOR TO REMIT FUNDS. At the time during the period that this Note Agreement is in effect, the Debtor agrees and covenants that (a) all Revenues received by the Debtor in respect of the Collateral shall be immediately remitted to the Trustee (subject to Article VI below) for deposit in the Collection Account for the benefit of the Noteholders hereunder, and shall be segregated from other funds of the Debtor and (b) subject to Section 2.05, interest and principal that is due and payable on any Note shall be deposited by the Debtor into the Collection Account prior to the date due and payable to the Noteholder to the extent that amounts on deposit therein on the date such payment is due will not be sufficient to make such payment in full.

         (d) INVESTMENT OF FUNDS HELD BY TRUSTEE.

          (i) The Trustee shall invest money held for the credit of any Account or subaccount held by the Trustee hereunder as directed in writing (or orally, confirmed in writing) by the Debtor, to the fullest extent practicable and reasonable, in Permitted Investments which shall mature or be redeemed at the option of the holder prior to the respective dates when the money held for the credit of such Account will be required for the purposes intended. In the absence of any such direction and to the extent practicable, the Trustee shall invest amounts held hereunder in those Permitted Investments described in clause (a) or (b) of the definition of the Permitted Investments. All income and earning on such investments shall be transferred monthly to the Collection Account. The Trustee and the Debtor hereby agree that unless an Event of Default shall have occurred hereunder, the Debtor shall be entitled to, and shall, provide written direction or oral direction confirmed in writing to the Trustee with respect to any discretionary acts required or permitted of the Trustee under any Permitted Investment and the Trustee shall not take such discretionary acts without such written direction.

          (ii) The Permitted Investments held by the Trustee shall be deemed at all times to be part of the related Account or subaccounts or combination thereof, and the Trustee shall inform the Debtor of the details of all such investments. Upon direction in writing (or orally, confirmed in writing) from the Debtor, the Trustee shall use its best efforts to sell at the best price obtainable, or present for redemption, any Permitted Investment whenever it shall be necessary to provide money to meet any payment from the applicable Account. The Trustee shall advise the Debtor in writing, on or before the tenth day of each calendar month (or such later date as reasonably consented to by the Debtor), of all investments held for the credit of each Account in its custody under the provisions of this Note agreement as of the end of the preceding month and the value thereof.

          (iii) Money in any Account may be pooled for the purpose of making investments. Notwithstanding the foregoing, the Trustee shall not be responsible or liable for any losses on investments made by it hereunder or, except as provided in Section 5.01(d)(1), for keeping all Accounts held by it fully invested at all times, its only responsibility being to comply with the investment instructions of the Debtor.

          (iv) Interest or other earnings on Permitted Investments held in any Account shall be paid to the Debtor as directed in writing (or orally, confirmed in writing) by the Debtor.

         (e) PAYMENT OF INTEREST AND PRINCIPAL. Subject to Section 2.05 and pursuant to Section 5.01(f) of this Note Agreement, the Trustee shall pay interest and principal due the Notes from the funds on deposit in the Collection Account. Such payments shall be made on the date due to the person in whose name each Outstanding Note (or any predecessor Note, as applicable) is registered at the close of business on first day of the month preceding the month in which such payment is due and payable. Each payment of interest and principal on any Note shall be paid [WIRED??] in immediately available funds to each Noteholder's address located inside the United States.

         (f) WITHDRAWALS FROM COLLECTION ACCOUNT. Subject to Section 2.05, the Trustee shall withdraw from the Collection Account and pay, remit, or transfer when due and payable or otherwise required the following amounts in the following order of priority (any funds not so transferred or paid are to remain in the Collection Account until subsequently applied pursuant to this Section 5.01(f)):

          (i) As directed in writing (or orally, confirmed in writing) by the Debtor, any amounts constituting Revenues from Collateral other than Receivables to the extent necessary to promptly pay Senior Indebtedness;

          (ii) To the trustee, the amount of its fee due and payable for performing services under this Note Agreement;

          (iii) To the Servicer and Administrator, their respective fees due and payable for services performed under the Servicing Agreement and the Administration Agreement with respect to the Collateral following its pledge to the Trustee hereunder;

          (iv) To the Noteholders of Outstanding Notes pro rata, interest on the Notes due on each Interest Payment Date;

          (v) To the Noteholders of Outstanding Notes pro rata, all principal of each Note then due an payable pursuant to the terms of the Note and this Note Agreement;

          (vi) To the Acquisition Account as soon as practicable, all recoveries of principal on the Collateral constituting a portion of the Revenue as identified to the Trustee;

          (vii) At the option of the Debtor as directed in writing (or orally, confirmed in writing) by the Debtor, to the Acquisition Account;

          (viii) At the option of the Debtor as directed in writing (or orally, confirmed in writing) by the Debtor, to the Debtor, provided that no transfer shall be made to the Debtor unless the Debtor certifies to the Trustee before the transfer that immediately after taking into account any such transfer, sum of the amounts on deposit in the Accounts (less moneys in any Account which the Debtor, Servicer, or Administrator is then entitled to receive but which has not yet been removed from the Account) plus the principal amount of the Receivables and the fair market value of other Collateral will be, after taking into account such transfer, at least equal to 100% of the aggregate principal amount of the Outstanding Obligations plus accrued interest.

         (g) RELEASE. The Trustee shall upon written directions from the Debtor and subject to the provisions of this Note Agreement, take all actions reasonably necessary to effect the release of any Collateral from the lien of this Note Agreement or any supplemental Note Agreement to the extent the terms hereof permit the sale, disposition or transfer of such Collateral.

         (h) POWER OF ATTORNEY. The Debtor hereby irrevocably appoints, and hereby does appoint, the Trustee both as trustee for the Noteholders and as the Debtor's Attorney-in-Fact with full authority in the place and stead of the Debtor and in the name of Debtor, the Trustee or otherwise, from time to time in the Trustee's discretion, effective upon the occurrence of an Event of Default, to take any action and to execute any instrument which the Trustee may deem necessary or advisable to enforce, collect and dispose of the Collateral and to enforce the Transaction Documents, including the authority to:

          (i) ask, demand, collect, sue for, recover, compound, receive and give acquaintance and receipts for money due and to become due under or in respect to any of the Collateral;

          (ii) receive, endorse, collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above or otherwise;

          (iii) file any claims or take any action or institute any proceedings which the Trustee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the right to the Trustee for the benefit of the Noteholders with respect to any of the Collateral; and

          (iv) to notify the Servicer, any Health Care Provider and any Payor or Debtor's collateral assignment and/or grant of a security interest in the Receivables to the Trustee for the benefit of the Noteholders and cause such Persons to remit payments directly to the Trustee and its designee.

         The Debtor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 5.01(g) is irrevocable and coupled with an interest.

         SECTION 5.02. CORPORATE TRUSTEE REQUIRED; ELIGIBILITY; CONFLICTING INTERESTS. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 5.02, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 5.02, it shall correct such ineligibility or resign immediately in the manner and with the effect hereinafter specified in Section
5.03. Neither the Debtor nor any Person directly or indirectly controlling or controlled by, or under common control with, the Debtor shall serve as Trustee.

SECTION 5.03. REPLACEMENT OF TRUSTEE.

         (a) The Trustee may resign by so notifying the Debtor; provided, however, no such resignation shall be effective until a qualified successor Trustee has accepted its appointment pursuant to this Section 5.03. The Noteholders of a majority in aggregate Outstanding principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Debtor shall remove the Trustee if:

          (i) the Trustee fails to comply with, or ceases to be eligible  under,
     Section 5.02 hereof;

          (ii) the Trustee is adjudged bankrupt or insolvent;

          (iii) a receiver or public officer takes charge or control of the Trustee or its property or affairs; or

          (iv) the Trustee otherwise in the Debtor's reasonable judgment becomes incapable of acting.

         (b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Debtor shall promptly appoint, by resolution of its Board of Directors, a successor Trustee. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Debtor and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Debtor or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Debtor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Note Agreement.

         (c) If no successor Trustee has been appointed by the date specified or within a period of 90 days from the receipt of the notice by the Debtor, whichever period is the longer, (i) the Trustee may appoint a temporary successor Trustee having the qualifications provided in Section 5.02 hereof or
(ii) the retiring Trustee, the Debtor or the Noteholders of a majority in aggregate Outstanding principal amount of the Note may request a court of competent jurisdiction to appoint a Trustee having the qualifications provided in Section 5.02 hereof. In the event a temporary successor Trustee is appointed pursuant to (i) above, the Board may remove such temporary successor Trustee and appoint a successor thereto.

         (d) If the Trustee fails to comply with Section 7.10 hereof, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         SECTION 5.04. PREFERENTIAL COLLECTION OF CLAIMS AGAINST DEBTOR. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The Trustee hereunder, or any successor Trustee, in its individual or other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Debtor, with the same rights it would have if it were not the Trustee. The Trustee may act as depository for, and permit any of its officers or directors to act as a member of, or act in any other capacity in respect to, any committee formed to protect the rights of the Noteholders or to effect or aid in any reorganization growing out of the enforcement of the Notes or of this Note Agreement, whether or not any such committee shall represent the Noteholders of more than 60% of the collective aggregate principal amount of the Outstanding Notes.

         SECTION 5.05. COMMUNICATION BY NOTEHOLDERS WITH OTHER NOTEHOLDERS. Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Note Agreement or the Notes. The Debtor, the Trustee, and anyone else shall have the protection of TIA
Section 312(c).

         SECTION 5.06. REPORTS BY TRUSTEE TO NOTEHOLDERS. Within 30 days after each twelve month interval beginning with the date of this Note Agreement, the Trustee shall mail to each Noteholder a brief report that complies with TIA
Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b). A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each securities exchange on which the Notes are listed. The Debtor agrees to promptly notify the Trustee whenever the Notes become listed on any securities exchange and of any delisting thereof.

         SECTION 5.07. REPORTS BY DEBTOR. The Debtor will:

          (a) file with the Trustee, within 15 days after the Debtor is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Securities Exchange Commission may from time to time by rules and regulations prescribe) which the Debtor may be required to file with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "Securities Exchange Act");

          (b) file with the Trustee and the Securities and Exchange Commission, in accordance with rules and regulations prescribed from time to time by the Securities Exchange Commission, such additional information, documents and reports with respect to compliance by the Debtor with the conditions and covenants of this Note Agreement as may be required from time to time by such rules and regulations; and

          (c) transmit by mail to the Noteholders, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Debtor pursuant to clauses (a) and (b) of this Section 5.07 as may be required by rules and regulations prescribed from time to time by the Securities and Exchange Commission.

         SECTION 5.08. STATEMENT AS TO COMPLIANCE. The Debtor will deliver to the Trustee, within 120 days after the end of each fiscal year, a written certificate, signed in the name of the Debtor by its Chairman of the Board, a Vice Chairman, its President or a Vice President and one other officer of the Debtor, and delivered to the Trustee in which one of the two officers signing such certificate is either the principal executive officer, principal financial officer or principal accounting officer of the Debtor, stating whether or not to the knowledge of the signers thereof the Debtor is in compliance with all conditions and covenants under this Note Agreement (without regard to any period of grace or requirement of notice provided hereunder) and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof of which the signers may have knowledge.

         SECTION 5.09. PERFORMANCE BY THE TRUSTEE.

         (a) The Trustee hereby accepts the trusts imposed upon it by this Note Agreement, and agrees to perform said trusts, but only upon and subject to the following terms and conditions.

          (i) Except during the continuance of an Event of Default, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Note Agreement and the Transaction Documents, and no implied covenants or obligations shall be read into this Note Agreement against the Trustee. The Trustee shall not be obligated to perform any of the obligations or duties of the Debtor thereunder or to take any action to collect or enforce any Receivable, Asset, Transaction Document or other claim for payment assigned hereunder, except as the Trustee may elect to undertake on behalf of the Noteholders upon full and adequate indemnification acceptable to the Trustee for any and all costs and liabilities that my result from such collection or enforcement.

          (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Note Agreement; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform as to form with the requirements of this Note Agreement and whether or not they contain the statements required under this Note Agreement.

          (iii) In case an Event of Default has occurred and is continuing, the Trustee, in exercising the rights and powers vested in it by this Note Agreement, shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

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
         (b) If the Debtor fails to perform any agreement contained herein, the Trustee may itself perform, or cause performance of, such agreement, and the expenses of the Trustee incurred in connection therewith shall be payable by the Debtor under Section 5.10 of this Note Agreement.

         (c) The Trustee shall pay the Notes(s) when they mature, principal and interest that is due, from the cash available in the Collection Account. The Trustee has no duty or obligation to pay the Notes from its own funds, assets or corporate capital.

         (d) Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, if it reasonably determined that it may incur costs, damages or liability for which it has no adequate source of payment or indemnity, the Trustee shall have no duty as to the Notes or any Collateral or as to the taking of any necessary steps to preserve or exercise rights against any Persons or any other right pertaining to any Collateral.

SECTION 5.10. INDEMNITY AND EXPENSES.

         (a) The Debtor agrees to indemnify each of the Trustee and the Noteholders from and against any and all claims, losses and liabilities growing out of or resulting from this Note Agreement or any other security held by the Trustee with respect to the Notes, except claims, losses or liabilities resulting from such indemnified party's negligence or willful misconduct.

         (b) The Debtor will pay upon demand to the Trustee the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Trustee may incur, acting in good faith, in connection with (i) the custody, collection from, or other realization upon, any of the Collateral upon the occurrence of an Event of Default, (ii) the exercise of or enforcement of any of the rights of the Trustee hereunder, or (iii) the failure by the Debtor to perform or observe any of the material provisions hereof.

         (c) The Debtor's payment obligations pursuant to this Section 5.10 shall survive the discharge of this Note Agreement. When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 8.01(g) or (h), the expenses are intended to constitute expenses of administration under Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

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
                                   ARTICLE VI

                             SUBORDINATION OF NOTES

SECTION 6.01. SUBORDINATION OF NOTES TO SENIOR INDEBTEDNESS.

         (a) The payment of the principal, interest and any other amounts payable in respect of all Outstanding Notes issued hereunder shall be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Debtor, whether outstanding at the date of this Note Agreement or thereafter incurred, or thereafter created, assumed or guaranteed. Notwithstanding the foregoing, amounts on deposit in an Account from time to time constituting Revenues from Receivables shall be used as provided in Section 5.01of this Note Agreement and shall not be withdrawn and used to pay amounts due with respect to Senior Indebtedness unless all Obligations with respect to the Notes secured by the Receivables have been paid in full. No provision of this Article VI shall prevent the occurrence of any Event of Default hereunder. Nothing in this Note Agreement shall restrict the right of the Debtor to issue Senior Indebtedness or any other indebtedness on terms deemed acceptable by the Debtor, provided that the terms of this Note Agreement and any supplemental Note Agreement may only be amended or modified pursuant to Article X below.

         (b) "Senior Indebtedness" is indebtedness of the Debtor in which the instrument creating or evidencing the indebtedness or the assumption or guarantee thereof expressly provides that such indebtedness shall be senior in right of payment to the Notes or indebtedness which is senior by law in right of payment to the Notes, including, without limitation, all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing. The term "Senior Indebtedness" shall not include (i) indebtedness evidenced by the Notes, (ii) indebtedness of the Debtor to any subsidiary parent or affiliate of the Debtor, a majority of the voting stock of which is owned, directly or indirectly, by the same Persons, (iii) accounts payable or other indebtedness to trade creditors created or assumed by the Debtor in the ordinary course of business unless required by law to be senior in right of payment to the Notes, and (iv) any particular indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such indebtedness shall not be senior in right of payment to, or is pari passu with, or is subordinated or junior to, the Notes.

         (c) In the event that, the Trustee or any Notehoholder receives any payment of any kind in contravention of the subordination provisions of this Note Agreement or the Senior Indebtedness (to the extent not inconsistent with this Note Agreement) before full payment of the Senior Indebtedness, then the payment will be held by the recipient in trust for the benefit of, and paid over to, holders of Senior Indebtedness or their representatives. These payments can be made in any form of consideration but must take into account any concurrent payment or distribution to the holders of Senior Indebtedness.

         SECTION 6.02. NOTEHOLDERS' RIGHTS NOT IMPAIRED. Nothing contained in this Article VI or elsewhere in this Note Agreement or in the Notes is intended to or shall impair, as between the Debtor, its creditors other than the holders of its Senior Indebtedness and the Noteholders, the obligation of the Debtor, which is absolute and unconditional, to pay to the Noteholders the amounts due to them hereunder as and when the same shall become due and payable in

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
accordance with its terms, or is intended to or shall affect the relative rights of the Noteholders and creditors of the Debtor other than the holders of its Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Noteholder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Note Agreement, subject to the rights, if any, under this Article VI of the holders of Senior Indebtedness.

         SECTION 6.03. ACCEPTANCE OF SUBORDINATION BY NOTEHOLDERS. Each Noteholder by such Noteholder's acceptance of Notes, acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created, assumed or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness, and no amendment or modification of the provisions contained herein shall diminish the rights of such holder or holders unless such holder or holders shall have agreed in writing thereto. Each Person holding any Note whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions of this Article VI.

                                  ARTICLE VII
                                   [RESERVED]


                                  ARTICLE VIII

                                     DEFAULT

         SECTION 8.01. EVENTS OF DEFAULT. With respect to the Notes (Series I) and except as provided in Section 6.01, each of the following events and occurrences shall constitute an "Event of Default" under this Note Agreement:

         (a) Debtor shall default in the payment or prepayment when due of any principal or interest on any Note (Series I), or Debtor shall fail to make any payment or deposit when required hereunder with respect to the Notes (Series I), and such default or failure shall continue unremedied for 30 days;

         (b) Except with respect to Section 4.01, any representation or warranty made by Debtor hereunder or in any other Transaction Document securing the Notes (Series I) shall have been incorrect in any material respect when made or confirmed, or any certificate of opinion of Debtor furnished hereunder or in connection with the Notes (Series I) was false or misleading as of the date made in any material respect, and which within 30 days of notice by the Trustee fails to cure such inaccuracy;

         (c) Debtor shall breach any other covenant or provision of this Note Agreement with respect to the Notes (Series I) and such breach continues unremedied for a period of 30 days after receipt of notice from a Noteholder or the Trustee;

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
         (d) Debtor materially breaches any of the terms, conditions or its obligations in the Servicing Agreement or the Administration Agreement with respect to the Notes (Series I) and such breach continues unremedied for a period of 30 days after notice from the Servicer or the Administrator, as applicable;

         (e) Any judgment against the Debtor or any attachment, levy or execution against any material portion of its respective properties for which an amount in excess of 25% of the Debtor's total assets shall remain unpaid, or shall not be discharged of record, or bonded, for a period of 90 days or more after its entry, issue or levy, as the case may be;

         (f) The Debtor shall be unable, or generally fail to pay, or admit in writing its inability or unwillingness to pay its debts as they mature or become due;

         (g) The Debtor shall make any assignment for the benefit of creditors, or a trustee, receiver or liquidator shall be appointed for the Debtor or for any of their property, or the commencement of any case or proceedings by the Debtor under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute or the commencement of any such case or proceedings without the consent of the Debtor and such proceeding shall continue undischarged for a period of 90 days;

         (h) Debtor ceases to do business for any reason whatsoever or institutes any proceeding for its dissolution or termination;

          (i) A moratorium shall be agreed to or declared in respect of any indebtedness of Debtor, or any governmental authority or agency shall have seized, compulsorily purchased or appropriated all or a substantial part of the assets of Debtor; or

          (j) It becomes unlawful for Debtor to perform any material obligation hereunder or under other documents executed in connection herewith.

         SECTION 8.02. NOTEHOLDER'S DIRECTION UPON DEFAULT. If an Event of Default shall occur, (a) Trustee or (b) the Noteholders of Outstanding Applicable Notes evidencing more than 50% of the principal due on the Outstanding Applicable Notes, by notice to Debtor and Trustee, may, in their sole discretion declare all Applicable Notes together with accrued interest and any other sum payable hereunder, to be immediately due and payable (and the same shall thereupon become due and payable without presentment, demand, protest or notice of any kind, other than are hereby expressly required by this Section 8.02, all of which are hereby expressly waived by Debtor). The Noteholders by written notice to the Trustee and the Debtor, which notice shall be effective immediately upon receipt thereof by Trustee, may:

         (a) Instruct the Trustee to liquidate all funds in the Accounts related to the Applicable Notes (and all related funds that may thereafter be deposited in such Accounts) and the Permitted Investments related to the Applicable Notes. Upon such instructions, the proceeds realized from any such liquidation shall be applied by the Trustee on each subsequent Interest Payment Date on which the Applicable Notes are Outstanding in the following order of priority:

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
          (i) First, to the payment of Senior Indebtedness to the extent that such proceeds are otherwise required to be used to pay the Senior Indebtedness;

          (ii) Second, to the payment of all of Trustee's costs and expenses incurred by it or incurred by acting on behalf of the Noteholders of the Applicable Notes in enforcing its rights and remedies hereunder (including, without limitation, its attorneys fees);

          (iii) Third, to the payment of any unpaid fee that is payable to (A) the bank acting as the trustee for the Lock Box Account with respect to the Applicable Notes and (B) the Servicer and Administrator for services performed under the Servicing Agreement and the Administration Agreement with respect to the Collateral for the Applicable Notes following its pledge to the Trustee hereunder;

          (iv) Fourth, to the payment of all of the costs and expenses of the Noteholders of the Applicable notes incurred in enforcing their rights and remedies hereunder (including, without limitation, its attorney's fees) or under the other related Transaction Documents;

          (v) Fifth, to the payment to the Noteholders of the Applicable Notes of the amount then owing or unpaid under the Note for principal and interest, and in case any such proceeds shall be insufficient to pay the whole amount so due, then such order as the Noteholders of the Applicable Notes shall designate, and after giving effect to such payment, to the payment to the Noteholders of the Applicable Notes of any other amounts payable thereto under the related Transaction Documents;

          (vi) Sixth, to the payment of the Monthly Administration Fee with respect to the Applicable Notes; and

          (vii) Seventh, to the extent available, to the payment to Debtor, its successors or assigns, or to whomever may be lawfully entitled to receive same any remaining proceeds of such liquidation.

         (b) Instruct the Trustee to apply all payments received thereafter with respect to the Receivables or other Collateral securing the Applicable Notes in the order of priority set forth in Paragraph 8.02(a) above.

         (c) Upon providing to the Trustee adequate indemnity for costs, expenses and liability, instruct the Trustee to take any and all actions permitted by law to realize upon their security interest in the Collateral securing the Applicable Notes and otherwise exercise remedies and undertake all actions as may be desirable or necessary to recover all amounts due and owing Noteholders of the Applicable Notes, and upon any such instruction pursuant to subsection (a) and Subsection (b) above, the Trustee shall take such action;

         (d) Exercise all of the Debtor's rights, but not its obligations, under the terms of the Servicing Agreement, the Purchase Agreement and the other Transaction Documents with respect to the Applicable Notes; and

         (e) Waive the Event of Default, except failure to pay principal and interest when due, provided that no waiver of any Event of Default shall constitute a waiver of any other or any succeeding Event of Default or of the continuance of the Event of Default so waived except in accordance with the terms of the waiver.

SECTION 8.03. REMEDIES.

         (a) Pursuant to the Debtor's collateral assignment of all of its interest in the Collateral to the Trustee, and pursuant to the Servicing Agreement, Debtor agrees that the Trustee may, upon occurrence of an Event of Default, collect, at the Debtor's expense, all amounts due or to become due under the Collateral securing the Applicable Notes. In connection with such collections, the Debtor agrees that the Trustee may take or direct such action as the Trustee may deem necessary or advisable to enforce collection of such Collateral.

         (b) If an Event of Default occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Debtor for the whole amount owing with respect to the Applicable Notes and the amounts provided for in Section 5.10 of this Note Agreement.

         (c) Subject to Section 4.02 of this Note Agreement, upon the occurrence of any uncured Event of Default, Trustee may (and shall upon the direction and indemnity of the Noteholders as provided in Section 8.02. above) exercise any of the rights provided for in this Note Agreement (including Section 8.02) or other Transaction Document with respect to the Applicable Notes , or at law or equity, including, without limitation, all the rights and remedies of a secured party under the UCC. The Trustee may act only upon receipt of full and adequate indemnification from Noteholders of the Applicable Notes for any and all costs and liabilities that may result from exercise of such remedies prior to undertaking any thereof.

         (d) At any time after such a declaration of acceleration has been made pursuant to Section 8.02 of this Note Agreement and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided herein provided, the Noteholders of Outstanding Applicable Notes evidencing more than 50% of the principal due on the Outstanding Applicable Notes, by written notice to the Debtor and the Trustee, may rescind and annul such declaration and its consequences if:

          (i) the Debtor has paid or deposited with the Trustee a sum sufficient to pay:

               (A) all  overdue  installments  of  interest  on such  Applicable
          Notes,

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
               (B) the principal of and premium, if any, on such Applicable Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the respective rates borne by such Applicable Notes,

               (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the respective rates borne by such Applicable Notes, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, in each case, with respect to such Applicable Notes;

          and

          (ii) all Events of Default, other than the nonpayment of the principal of such Applicable Notes which have become due solely by such acceleration, have been cured or waived as provided in this Note Agreement.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 8.04. TRUSTEE MAY FILE PROOFS OF CLAIM.

         (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Debtor or any other obligor upon the Notes or the property of the Debtor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes of any class or series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Debtor for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (i) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Notes, of principal and interest, if any, owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel) and of the Noteholders allowed in such judicial proceeding; and

          (ii) to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and if the Trustee

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
     shall consent to the making of such payments directly to the Noteholder, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee or any predecessor Trustee.

         (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder of a Note in any such proceeding.

         (c) In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Noteholder of the Notes, and it shall not be necessary to make any Noteholder of the Notes parties to any such proceedings.

         SECTION 8.05. NOTICE OF DEFAULTS. Within 90 days after the occurrence of any default hereunder with respect to the Applicable Notes, the Trustee shall transmit in the manner and to the extent provided in Section 313(c) of the TIA, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived. Except in the case of a default in the payment of the principal of or interest with respect to any Applicable Note, or in the payment of any sinking fund installment with respect to the Notes, the Trustee shall be protected in withholding such notice if and so long as an authorized officer of the Trustee in good faith determines that the withholding of such notice is in the interest of the Noteholders. The second sentence of this Section 8.04 shall be in lieu of the proviso to Section 315(b) of the TIA, and such provision is hereby expressly excluded from this Note Agreement, as permitted by the TIA. For the purpose of this Section 8.04, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Applicable Notes. The Trustee shall not give notice of a default in the payment of the principal of or interest with respect to any Applicable Note, or in the payment of any sinking fund installment with respect to the Applicable Notes, until at least 60 days have passed since its occurrence.

         SECTION 8.06. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES. All rights of action and claims under this Note Agreement or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Noteholders in respect of which such judgment has been recovered.

SECTION 8.07. LIMITATION ON SUITS.

         (a) No Holder of any Applicable Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Note Agreement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (i) such Noteholder has previously given written notice to the Trustee of a continuing Event of Default with respect to Applicable Notes of the same series;

          (ii) the Noteholders of Outstanding Applicable Notes evidencing not less than 25% of the principal due on the Outstanding Applicable Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (iii) such Noteholder or Noteholders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Noteholders of Outstanding Applicable Notes evidencing more than 50% of the principal due on the Outstanding Applicable Notes;

         (b) One or more Noteholders shall not have any right in any manner whatever by virtue of, or by availing of, any provision of this Note Agreement to affect, disturb or prejudice the rights of any other Noteholders, or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Note Agreement, except in the manner herein provided and for the equal and ratable benefit of all the Noteholders.

                                   ARTICLE IX

                          TERMINATION OF NOTE AGREEMENT

         SECTION 9.01. DEPOSIT OF PAYMENT. When (i) the Trustee has received all Outstanding Notes for cancellation, or (ii) all Outstanding Notes have become due and payable and the Debtor deposits with the Trustee funds, as permitted by the terms of this Note Agreement including all supplemental Note Agreements, sufficient to pay at their stated maturity the principal and accrued and unpaid interest of all Outstanding Notes, and if in either case the Debtor pays or makes adequate provision for, all other sums payable hereunder by the Debtor under this Note Agreement and all supplemental Note Agreements, then this Note Agreement and all supplemental Note Agreements and the trusts created thereby shall, subject to Section 5.10 above, cease to be of force and further effect and shall terminate. The Trustee shall join in the execution of a document prepared by the Debtor and reasonably acceptable to the Trustee acknowledging satisfaction and discharge of this Note Agreement and all supplemental Note Agreements on request of the Debtor.

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
         SECTION 9.02. UNCLAIMED FUNDS. The Trustee shall return to the Debtor any money or securities held by it for the payment of any amount with respect to the Notes that remains unclaimed one year subsequent to due date of such payment provided, the Trustee or, before being required to make any such return, shall mail to each such Noteholder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or then remaining will be returned to the Debtor. After return to the Debtor, Noteholders entitled to the money or securities must look to the Debtor for payment as general creditors unless an applicable abandoned property law designates another Person.

                                   ARTICLE X

                   AMENDMENTS AND SUPPLEMENTAL NOTE AGREEMENTS

         SECTION 10.01. GENERAL. Subject to Sections 10.02 and 10.03 below, this Note Agreement may be amended and any provision of this Note Agreement may be waived only by an instrument in writing signed by the Trustee and the Debtor. Upon the execution of any amendment or supplemental Note Agreement under this
Article X, this Note Agreement shall be modified in accordance therewith, and such amendment or supplemental Note Agreement shall form a part of this Note Agreement for all purposes; and every Noteholder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         SECTION 10.02. AMENDMENT WITHOUT CONSENT OF NOTEHOLDERS. The Debtor and the Trustee may, without the consent of or notice to any of the Noteholders, enter amend or into any indenture or indentures supplemental to this Note Agreement for any one or more of the following purposes:

         (a) to cure any ambiguity or formal defect or omission in this Note Agreement;

         (b) to grant to or confer upon the Trustee for the benefit of the Noteholders any additional benefits, rights, remedies, powers or authorities that may lawfully be granted to or conferred upon the Noteholders or the Trustee;

         (c)  to  subject  to  this  Note  Agreement  to  additional   revenues,
properties or collateral;

         (d) modify, amend or supplement this Note Agreement or any indenture supplemental hereto in such manner as to permit the qualification of this Note Agreement or any supplemental Note Agreement under the TIA or any similar federal statute hereafter in effect or to permit the qualification of the Notes for sale under the securities laws of the United States of America or of any of the states of the United States of America, and, if they so determine, to add to this Note Agreement or any indenture supplemental hereto such other terms, conditions and provisions as may be permitted by the TIA or similar federal statute;

         (e) to evidence the appointment of a separate or co-Trustee or a co-registrar or transfer agent or the succession of a new Trustee hereunder;

         (f) to provide for the issuance or redemption of Notes pursuant to this Note Agreement, including the creation of appropriate Accounts and subaccounts with respect to such Notes;

         (g) to amend this Note Agreement to allow for any Notes to be supported by a letter of credit or insurance policy or a liquidity agreement;

         (h) to make any other change which, in the judgment of the Trustee is not to the material prejudice of the Noteholders;

         (i) to provide for the assumption of the Debtor's obligations to the Noteholders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Debtor's assets;

         (j) to provide for the creation, terms and provisions of any series of Notes (other than Notes (Series I)) as provided in Article III of this Note Agreement;

provided, however, that nothing in this Article X shall permit, or be construed as permitting, any modification of the trusts, powers, rights, duties, remedies, immunities and privileges of the Trustee without the prior written approval of the Trustee, which approval shall be evidenced by execution of a supplemental Note Agreement.

         SECTION 10.03. AMENDMENT WITH CONSENT OF NOTEHOLDERS. Exclusive of amendments and supplemental Note Agreements covered by Section 10.02 and subject to the terms and provisions contained in this Section 10.03, the Noteholders of Outstanding Notes evidencing more than 50% of the principal due on the Outstanding Notes shall have the right, from time to time, to consent to and approve the execution by the Debtor and the Trustee of such other indenture or indentures supplemental hereto as shall be deemed necessary and desirable by the Trustee for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Note Agreement or in any supplemental Note Agreement; provided, however, if such modified, altered, amended, added or rescinded provision applies only to a particular series of Notes, or the rights of the Noteholders of only a particular series would be modified, the consent of the Noteholders of Outstanding Notes evidencing more than 50% of the principal due on the Outstanding Notes of only such series shall be required, and, provided further, that nothing in this Article X shall permit, or be construed as permitting:

         (a) without the consent of such all Noteholders affected thereby,

          (i) an extension of the maturity date of the principal of or the interest on any Note;

          (ii) a reduction in the principal amount due on any Note or alteration of the manner or rate of accrual of interest thereon;

          (iii) a privilege or priority of any Note over any other Note;

          (iv) a reduction in the aggregate principal amount of the Notes required for consent to a supplemental Note Agreement or modification, alteration, amendment, addition to or rescission of this Note Agreement; or

          (v) the creation of any lien on the Collateral securing the Notes other than a lien ratably securing all of the obligations under Note Agreement with respect to the Notes at any time outstanding hereunder except as otherwise provided herein;

or

         (b) any modification of the trusts, powers, rights, obligations, duties, remedies, immunities and privileges of the Trustee without the prior written approval of the Trustee.

It shall not be necessary for the consent of the Noteholders under this Article X to approve the particular form of any proposed amendment or supplemental Note Agreement, but it shall be sufficient if such consent approves the substance thereof.

         SECTION 10.04. SENIOR INDEBTEDNESS. An amendment or supplemental Note Agreement under this Article X may not make any change that adversely affects the rights under Article VI of any holder of Senior Indebtedness then outstanding unless the requisite holders of such Senior Indebtedness consent to such change pursuant to the terms of such Senior Indebtedness.

         SECTION 10.05. NOTICE TO NOTEHOLDERS. After an amendment or supplemental Note Agreement under this Article X becomes effective, the Trustee shall mail to each Noteholder a notice briefly describing the amendment or supplemental Note Agreement.

         SECTION 10.06. COMPLIANCE WITH TIA. Every supplemental Note Agreement executed pursuant to this Article X shall comply with the TIA as then in effect, if then required to so comply.

         SECTION 10.07. RIGHTS OF NOTEHOLDERS NOT IMPAIRED. Notwithstanding any other provision of this Note Agreement, but subject to Article VI, Section 8.02(e), and Section 11.02 of this Note Agreement, the right of any Noteholder to receive payment of the principal amount, Redemption Price or interest, if any, in respect of the Notes held by such Noteholder, on or after the respective due dates expressed in the Notes or any date of redemption, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected adversely without the consent of each such Noteholder.

                                   ARTICLE XI

                                  MISCELLANEOUS

         SECTION 11.01. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal law of the State of ___________ [TRUSTEE JURISDICTION] without regard to applicable conflicts of law principles.

         SECTION 11.02. WAIVER. The Debtor hereby waives notice of acceptance of this Note Agreement and also presentment, demand, protest and notice of dishonor of any and all of its Obligations herein or in the Notes, or other Transaction Documents, and promptness in commencing suit against any party hereto or liable thereon, and in giving any notice to or of making any claim or demand hereunder upon the Debtor. No failure on the part of Trustee to exercise, and no delay in exercising, any right hereunder or with respect to the obligations shall operate as a waiver thereof; nor shall any single or partial exercise of any rights hereunder or with respect to the Obligations preclude any other right. No waiver of any Event of Default shall constitute a waiver of any other or any succeeding Event of Default or of the continuance of the Event of Default so waived except in accordance with the terms of the waiver. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or equity.

SECTION 11.03. NOTICES.

         (a) Any notice hereunder shall be in writing and shall be personally delivered or transmitted by post prepaid registered mail, return receipt requested, or express mail service addressed to the party receiving such notice at the following address:

         If to Debtor :

         Medical Capital Management, Inc.
         2100 South State College Blvd.
         Anaheim, CA 92806

         Telephone:______________________
         Facsimile:______________________

         If to Trustee:

         ______________________
         ______________________
         ______________________

         Telephone:______________________
         Facsimile:______________________

its address set forth at the beginning of this Note Agreement or to such other party as directed by the receiving party in writing. All notices and other communications shall be deemed to have been duly given on the date of delivery if delivered personally, the date five days after if transmitted by mail, in the case of a telecopy, telex, telegram, or cable, at the time sent, provided that any notice to be given to the Noteholder or the Trustee shall be effective only when received. Any party may change its address for proposes hereof by written notice to the other.

         (b) The Debtor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee. If the Debtor mails a notice or communication to the Noteholders, it shall mail a copy to the Trustee.

         SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Debtor to the Trustee to take any action under this Note Agreement, the Debtor shall furnish to the Trustee:

         (a) a written certificate signed in the name of the Debtor by its Chairman of the Board, a Vice Chairman, its President or a Vice President, and delivered to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Note Agreement relating to the proposed action have been complied with; and

         (b) an opinion of counsel reasonably acceptable to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each officers' certificate or opinion of counsel with respect to compliance with a covenant or condition provided for in this Note Agreement shall include:

         (a) a statement that each individual making such officers' certificate or opinion of counsel has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such officers' certificate or opinion of counsel are based;

         (c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement that, in the opinion of such individual, such covenant or condition has been complied with.

         SECTION 11.06. SEVERABILITY. Any provision of this Note Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 11.07. TIA. This Note Agreement is hereby made subject to, and shall be governed by, the provisions of the TIA required to be part of and to govern indentures qualified under the TIA. If any provision in this Note Agreement or any supplemental Note Agreement limits, qualifies or conflicts with another provision in this Note Agreement or any supplemental Note Agreement which is required to be included in an indenture qualified under the TIA, such required provision shall control.

         SECTION 11.08. NONLIABILITY OF DIRECTORS; NO GENERAL OBLIGATION. It is hereby expressly made a condition of this Note Agreement that any agreements, covenants, or representations herein contained or contained in the Notes or supplemental Note Agreements do not and shall never constitute or give rise to a personal or pecuniary liability or charge against the incorporators, officers, employees, agents, or directors of the Debtor. Nothing contained in this Section, however, shall relieve the Debtor from the observance and performance of the several covenants and agreements on its part herein contained.

         SECTION 11.09. SCOPE OF DEBTOR'S LIABILITY. Anything herein to the contrary notwithstanding:

         (a) The Debtor shall remain liable under the Notes, Servicing Agreement and the other Transaction Documents and all other agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Note Agreement has not been executed; and

         (b) The exercise by the Trustee of any of the rights hereunder shall not release the Debtor from any of its duties or obligations under the Note, the Receivables, the Assets, other Transaction Documents and all other agreements included in the Collateral.

         SECTION 11.10. ASSIGNMENT. The Trustee may assign or transfer this Note Agreement or transfer therewith the whole or any part of the security hereunder only with the prior written consent of the Noteholder. The Debtor shall not be entitled to transfer its rights and obligations hereunder without the prior written consent of the Trustee and the Noteholder.

         SECTION 11.11. WHEN THE DEBTOR MAY MERGE OR TRANSFER ASSETS.

         (a) The Debtor shall not consolidate with or merge with or into any other Person (other than in a merger or consolidation in which the Debtor is the surviving Person) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

          (i) the Person (if other than the Debtor) formed by such consolidation or into which the Debtor is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Debtor substantially as an entirety shall be a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, and shall expressly assume by a supplemental Note Agreement, executed and delivered to the Trustee in form reasonably satisfactory to the Trustee, the due and punctual payment of the Obligations and Redemption Price, if any, on the Notes, according to their tenor, and the due and punctual performance of all of the covenants and obligations of the Debtor under the Notes and this Note Agreement, and shall have provided for conversion rights in accordance with this Not Agreement; and

          (ii) immediately after giving effect to such transaction, no Event of Default or any event, condition or occurrence that after notice or lapse of time or both, would constitute an Event of Default shall have occurred and be continuing

         (b) The successor Person formed by such consolidation or into which the Debtor is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Debtor under this Note Agreement with the same effect as if such successor had been named as the Debtor herein; and thereafter, except in the case of a lease, the Debtor shall be discharged from all obligations and covenants under this Note Agreement and the Notes.

IN WITNESS WHEREOF, the parties hereto have caused this Note Agreement to be duly executed by their authorized representatives as of the date first written above.

DEBTOR:                         MEDICAL CAPITAL MANAGEMENT, INC.


                                By:
                                   ----------------------------------------
                                Name:
                                      -------------------------------------
                                Title:
                                       ------------------------------------


TRUSTEE:
                                By:
                                    ---------------------------------------
                                Name:
                                      -------------------------------------
                                Title:
                                       ------------------------------------